Exhibit 3.24(b)

CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION

For use by Domestic Corporations

(Please read instructions and paperwork Reduction Act notice on last page)

Pursuant to the provisions of Act 284, Public Acts of 1972, as amended (profit corporations), or Act 162, Public Acts of 1982, as amended (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.	The present name of the corporation is:	SUPERIOR REDI-MIX, INC.

2.	The corporation identification number (CID) assigned by the Bureau is:	0 2 6 – 5 4 2

3.	The location of its registered office is:

	3505 Auburn Road Auburn Hills , Michigan		48057
	(Street Address) (City)		(ZIP Code)

4.	Article VIII of the Articles of Incorporation is hereby amended to read as follows:

ARTICLE VIII. The term of the corporate existence is perpetual.

5	COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b).

a

             The foregoing amendment to the Articles of Incorporation was duly adopted on the          day of                             , 19      , in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors or trustees.

Signed this day of , 19 .

(Signatures of all incorporators; type or print name under each signature)

b.	X	The foregoing amendment to the Articles of Incorporation was duly adopted on the 16th day of May, 1988. The amendment: (check one of the following)

		—	was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

		—	was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

		—	was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

		X	was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the Act.

Signed this 16th day of May, 1988

By:	/s/ Angelo L. Baiardi
(Signature)

Angelo L. Baiardi, President
(Type or Print Name) (Type or Print Title)